Exhibit 99.1

News Release

American National Insurance Company, Galveston, Texas

Contact: Timothy A. Walsh (409) 766-6553

For Immediate Release

American National Announces Proposed Holding Company Reorganization

Galveston, Texas, February 12, 2020 - On February 12, 2020, American National Insurance Company (NASDAQ: ANAT) (“American National”) announced its pursuit of a holding company reorganization (the “Reorganization”) that if consummated would result in American National becoming a direct, wholly-owned subsidiary of a newly-formed Delaware corporation, American National Group, Inc. (the “Holding Company”). Subject to approval of the Reorganization by American National’s stockholders at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), and certain regulatory approvals and other customary conditions, American National expects that the Reorganization will be completed this summer.

The directors and executive officers of the Holding Company will be the same as those for American National and the business operations will continue from current office locations and companies. This Reorganization is expected to provide American National with more strategic and financial flexibility and will improve its ability to remain a strong, enduring company.

As a result of the Reorganization, the current stockholders of American National would become stockholders of the Holding Company with the same number and percentage of shares of the Holding Company as they held in American National prior to the Reorganization. The Holding Company’s common stock is expected to be listed on the NASDAQ Stock Market under the ticker symbol “ANAT”, the same symbol currently used by American National. The Reorganization is intended to be a tax-free transaction for U.S. federal income tax purposes for American National and its stockholders.

Additional details and information regarding the Reorganization will be included in a joint proxy statement/prospectus relating to the Annual Meeting to be mailed to stockholders when available.

ABOUT AMERICAN NATIONAL

American National is a family of companies that has, on a consolidated GAAP basis, $28.5 billion in assets, $22.7 billion in liabilities and $5.8 billion in stockholders’ equity. American National, founded in 1905 and headquartered in Galveston, Texas, and its subsidiaries offer a broad portfolio of products and services, which include life insurance, annuities, property and casualty insurance, health insurance, credit insurance, and pension products. The American National companies operate in all 50 states. Major insurance subsidiaries include American National Life Insurance Company of Texas, American National Life Insurance Company of New York, American National Property and Casualty Company, Garden State Life Insurance Company, Standard Life and Accident Insurance Company, Farm Family Casualty Insurance Company and United Farm Family Insurance Company.

American National Insurance Company, the parent company, has been assigned an ‘A’ rating by A.M. Best Company and an ‘A’ rating by Standard & Poor’s, both of which are nationally recognized rating agencies, and is licensed to conduct the business of insurance in all states except New York.

For more information, including company news and investor relations information, visit the company’s web site at www.AmericanNational.com.

FORWARD-LOOKING STATEMENTS

This communication contains, and certain statements made by management from time to time may contain, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are indicated by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “estimates,” “will” or words of similar meaning, and include, without limitation, statements regarding the proposed Reorganization, the occurrence and timing of any closing of the proposed Reorganization, the outlook of our business and expected financial performance and other factors described below. These forward-looking statements are subject to changes and uncertainties which are, in many instances, beyond our control and have been made based upon our assumptions, expectations and beliefs. There can be no assurance that future developments will be in accordance with our expectations, or that the effect of future developments on us will be as anticipated. It is not a matter of corporate policy for us to update or revise forward-looking statements based on the outcome of various foreseeable or unforeseeable events. Forward-looking statements are not guarantees of future performance and involve various risks and uncertainties. There are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation:

•	we may not obtain the expected benefits of the Reorganization;

•	the Reorganization may result in substantial costs whether completed or not;

•	as a holding company, the Holding Company will be dependent on the operations and funds of its subsidiaries;

•	our business relationships may be subject to disruption;

•	even with stockholder approval, the Reorganization may not be completed; and

•

risks, uncertainties and other factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in American National’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission (“SEC”).

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and is not a solicitation of a proxy from any stockholder of American National. In connection with the proposed Reorganization, the Holding Company intends to file with the SEC a preliminary registration statement on Form S-4 that will include a preliminary joint proxy statement/prospectus consisting of a proxy statement relating to the Annual Meeting and a prospectus relating to the common stock of the Holding Company. American National and the Holding Company also plan to file other relevant documents in connection with the proposed Reorganization. AMERICAN NATIONAL’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATION. Investors may obtain a free copy of the definitive proxy statement/prospectus (if and when available) and other relevant documents filed by American National or the Holding Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies of the definitive proxy statement/prospectus (if and when available) and other relevant documents containing information about American National, the Holding Company and the proposed Reorganization can be obtained free of charge by visiting our investor relations website at www.americannational.com/wps/portal/an/menu/about/investors.

The directors and executive officers of American National and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Reorganization. Information regarding American National’s directors and executive officers and other persons who, under the rules of the SEC, may be potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the preliminary proxy statement/prospectus (if and when available) and will be included in the definitive proxy statement/prospectus (if and when available) and other relevant documents that American National and the Holding Company intend to file with the SEC in connection with the Annual Meeting.